UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act Of 1934

Date of Report (date of earliest event reported): March 21, 2013

DIGITAL RIVER, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10380 Bren Road West, Minnetonka, MN 55343

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (952) 253-1234

Not Applicable

(Former name or former address, if changed since last report)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (e) On March 21, 2013, Digital River, Inc. (the “Company”) and Thomas M. Donnelly, its President, entered into a Transition and Separation Agreement.  Mr. Donnelly is leaving the Company, effective April 30, 2013, to pursue other interests. Mr. Donnelly was considered in the Company’s search for a permanent Chief Executive Officer and was the internal candidate for the position. On February 28, 2013, the Company announced the selection of an external candidate for the position - David C. Dobson.   Mr. Dobson will assume Mr. Donnelly’s responsibilities.

Pursuant to the terms of his employment agreement with the Company, Mr. Donnelly will be entitled to receive the following payment and benefits: a cash payment of $560,116; continued life, medical, dental and disability insurance coverage for one year; and accelerated vesting with respect to 102,775 shares of Company common stock subject to Mr. Donnelly’s currently outstanding restricted stock awards.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

None.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

	By:	/s/ Stefan B. Schulz
		Name:	Stefan B. Schulz
		Title:	Chief Financial Officer
Date: March 25, 2013

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